UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2008

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1201 Charleston Road
Mountain View, CA  94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 6, 2008, at a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of Omnicell, Inc. (the “Company”), the Committee approved, effective April 1, 2008, the annualized base salaries of the Company’s Chief Executive Officer and other executive officers of the Company listed below and as set forth on Exhibit 10.1 attached hereto:

Name	Title	Annual Base Salary
Randall A. Lipps	Chairman, President and Chief Executive Officer	$440,000
Robin G. Seim	Vice President, Finance and Chief Financial Officer	$252,000
J. Christopher Drew	Senior Vice President, Operations	$294,000
Dan S. Johnston	Vice President and General Counsel	$239,000
Renee A. Luhr	Vice President, Sales	$238,000
John G. Choma	Vice President, Human Resources, Employee Learning and Performance	$189,000

The Committee also approved the terms of the Company’s Quarterly Executive Bonus Plan for the 2008 fiscal year (the “2008 Bonus Plan”), effective in the first quarter of 2008. The Company’s full-time director level employees and above, including the Company’s executive officers, are eligible to participate in the 2008 Bonus Plan.

For a 2008 Bonus Plan participant (a “Participant”) to be eligible for a quarterly bonus, the 2008 Bonus Plan requires the Company to achieve its Corporate Target (as such term is defined in the 2008 Bonus Plan).  The Corporate Target is achieved when the Company meets each of the three components of the Corporate Target: (i) the quarterly earnings per share target (the “EPS Threshold”), (ii) a revenue growth target and (iii) discretionary threshold targets, which may be set at the discretion of the Committee each quarter.  All components of the Corporate Target must be met in order for the Corporate Target to be achieved.

If the Corporate Target is achieved, a Participant is eligible to receive a cash bonus amount derived as a percentage of the Participant’s quarterly salary, to be determined based on the Participant’s achievement of certain individual objectives (“Individual Targets”). If the Corporate Target and all of a Participant’s Individual Targets are achieved, the Participant will receive 100% of his/her eligible cash bonus amount (the “Incentive Target”).  Under the 2008 Bonus Plan, the Incentive Targets will range from 25% to 80% of a Participant’s quarterly salary, depending on the hierarchical level of the Participant.

For non-executive officer level employees, Individual Targets will be set by management. The Committee, with the input of the Chief Executive Officer, will set the Individual Targets for the executive officers other than the Chief Executive Officer.  The Committee will set the Individual Targets for the Chief Executive Officer.  Once the Corporate Target is achieved, the quarterly cash bonus payment will be determined based on the weighted percentage of the Participant’s achieved Individual Targets (such amount, the “Cash Bonus”).  Additionally, in any quarter where the Company Target is achieved and the EPS Threshold is exceeded, a Participant can earn an additional 10% of his/her Cash Bonus for each incremental profitability metric achieved beyond the EPS Threshold.  The Committee will set each incremental profitability metric in its sole discretion on a quarterly basis.

The Committee may alter any Cash Bonus based on such factors as achievement of publicly announced targets, product milestones, strategic goals, cross-functional teamwork and collaboration and unforeseen changes in the economy and/or geopolitical climate.

The foregoing description is subject to, and qualified in its entirety by, the 2008 Bonus Plan, which is attached hereto as Exhibit 10.2.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Executive Officer Compensation
10.2	Omnicell Quarterly Executive Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: February 12, 2008	By:	/s/ Dan S. Johnston
Dan S. Johnston,
Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Executive Officer Compensation
10.2	Omnicell Quarterly Executive Bonus Plan